UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2026

FS KKR Capital Corp.

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 JFK Boulevard, OFC 500 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 10, 2026, FS KKR Capital Corp. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with KKR Alternative Assets L.P., a Delaware limited partnership (the “Purchaser”), pursuant to which the Purchaser has agreed to purchase $150,000,000 in newly issued shares of the Company’s cumulative convertible perpetual preferred stock (the “Convertible Preferred Stock”). The Convertible Preferred Stock will be a series of the Company’s preferred stock, par value $0.001 per share. The Purchaser is an affiliate of KKR & Co. Inc. (“KKR”). The Company’s investment adviser, FS/KKR Advisor, LLC (the “Adviser”), is jointly operated by KKR Credit Advisors (US) LLC (“KKR Credit”), which is also an affiliate of KKR, and FSJV Holdco, LLC, an affiliate of Franklin Square Holdings L.P. (which does business as Future Standard).

The closing of the purchase is subject to the expiration of the Purchaser’s concurrently announced third-party tender offer (the “Tender Offer”) for up to $150 million in aggregate amount of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and other customary closing conditions and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and is expected to occur on the 11th business day following the expiration of the Tender Offer.

The Company intends to use the proceeds from the sale of Convertible Preferred Stock for general corporate purposes including, without limitation, funding any Common Stock repurchase program or debt repayment. The Convertible Preferred Stock will rank senior to the Common Stock with respect to all liquidation, winding up, dissolution, dividend and distribution rights. The Convertible Preferred Stock will have a liquidation preference equal to $25.00 per share (the “Liquidation Preference”), plus an amount equal to all accrued but unpaid dividends, if any, accumulated to (but excluding) the date fixed for distribution or payment, whether or not earned or declared by the Company, but excluding interest on any such distribution or payment. Dividends on the Convertible Preferred Stock will be payable on a quarterly basis in an initial amount equal to 5.00% per annum of the Liquidation Preference per share, payable in cash or, at the Company's option, 7.00% per annum of the Liquidation Preference per share payable in additional shares of Convertible Preferred Stock; provided that the Company shall be prohibited from paying dividends in additional shares of Convertible Preferred Stock if the conversion feature at the time of issuance of such additional shares is equal to or greater than 10.00% of the value of the Convertible Preferred Stock. After the 5.5-year anniversary of the issue date, the dividend rate will increase annually by 1.00% per annum.

After the 6-month anniversary of the issue date, the Convertible Preferred Stock will be convertible into (i) the number of shares of Common Stock equal to the quotient of (a) the Liquidation Preference, plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such conversion and (b) the conversion price as of the applicable conversion date (which shall not be less than the NYSE Minimum Price (as defined below)), plus (ii) cash in lieu of fractional shares. The initial conversion price will equal $18.83; provided, however, that in no event shall the conversion price be less than the NYSE Minimum Price.

At any time, upon approval by the Company’s board of directors (the “Board”), including a majority of the independent directors, the Company may, at its election, redeem all or any part of the then-outstanding shares of Convertible Preferred Stock in cash at a price per share equal to the Liquidation Preference, plus an amount equal to all accumulated but unpaid dividends, if any, accumulated to (but excluding) the date fixed for redemption, whether or not earned or declared by the Company, but excluding interest on any such distribution or payment. The Purchaser will have the right to convert any shares of the Convertible Preferred Stock prior to the date fixed for such redemption. At any time on or after the thirty-six month anniversary of the issue date, upon approval by the Board, including a majority of the independent directors, so long as the volume weighted average price of the Company’s Shares on the NYSE for the 30 consecutive trading days ending on (and including) the trading day immediately preceding the date on which the Company delivers notice of redemption equals or exceeds the conversion price then in effect, the Company may, at its election, may redeem all or any part of the then-outstanding shares of Convertible Preferred Stock by delivering Shares in lieu of cash, at a redemption price equal to the Liquidation Preference, plus an amount equal to all accumulated but unpaid dividends, if any, accumulated to (but excluding) the date fixed for redemption, whether or not earned or declared by the Company, but excluding interest on any such distribution or payment. The Purchaser will have the right to convert any shares of the Convertible Preferred Stock prior to the date fixed for such redemption.

At any time after the 6-year anniversary of the issue date, upon 90 days’ notice, the Purchaser will have the option, at its election, to require the Company to redeem any or all of the then-outstanding shares of Convertible Preferred Stock for cash consideration equal to the Liquidation Preference of the shares of Convertible Preferred Stock to be redeemed, plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption. The Purchaser will have the right to convert any shares of Convertible Preferred Stock prior to the date fixed for any such redemption.

Upon the occurrence of a Change of Control of the Company (as defined in the articles supplementary that will establish the Convertible Preferred Stock), the Purchaser will have the option to require the Company to immediately redeem all then-outstanding shares of Convertible Preferred Stock for cash consideration equal to the Liquidation Preference thereof, plus an amount equal to all accumulated but unpaid dividends thereon to, but excluding, the redemption date (whether or not earned or declared, but excluding interest). The Purchaser will have the right to convert any shares of Convertible Preferred Stock prior to the date fixed for such Change of Control redemption.

Pursuant to the Purchase Agreement, the Purchaser has agreed that, for a period of one year following the issuance of the Convertible Preferred Stock (the “Restriction Date”), it will not, directly or indirectly, sell, pledge, transfer, dispose of, or enter into any swap or other arrangement that transfers any of the economic consequences of ownership of the Convertible Preferred Stock or the shares of Common Stock into which it is convertible, subject to exceptions for (i) redemption of Convertible Preferred Stock by the Company and (ii) the Purchaser’s exercise of its conversion right. Following the Restriction Date, the Purchaser will be required to notify the Board of any transfer substantially concurrently therewith.

Each holder of Convertible Preferred Stock will be entitled to vote on an as-converted basis on each matter submitted to a vote of stockholders of the Company. In addition, for so long as the Company is subject to the Investment Company Act of 1940, as amended (the “1940 Act”), the holders of Convertible Preferred Stock, voting separately as a single class, shall have the right to elect two (2) members of the Board at all times (initially expected to be James H. Kropp and Elizabeth J. Sandler), and the balance of the directors shall be elected by the holders of shares of Common Stock and the Convertible Preferred Stock voting together; provided, however, if the Adviser is the Company’s investment adviser and the Purchaser or its affiliates beneficially own greater than 50% of the outstanding Convertible Preferred Stock, the independent directors of the Company selected by the Purchaser or its affiliates shall be eligible to serve as directors elected separately by the holders of Convertible Preferred Stock. If, at any time, accumulated dividends on the outstanding shares of Convertible Preferred Stock equal to at least two full years’ dividends shall be due and unpaid, or if holders of any other preferred stock become entitled to elect a majority of directors of the Company under the 1940 Act, then the number of directors constituting the Board shall automatically increase by the smallest number that, when added to the two directors elected exclusively by holders of the Convertible Preferred Stock, would constitute a majority of the Board. During any such period, the holders of the Convertible Preferred Stock and any other preferred stock shall have the power to elect such additional directors, voting separately as a class.

“NYSE Minimum Price” means the lower of (x) the official closing price of the shares of Common Stock on the New York Stock Exchange (“NYSE”) immediately preceding the signing of the Purchase Agreement and (y) the average official closing price of the shares of Common Stock on the NYSE for the five trading days immediately preceding the signing of the Purchase Agreement, in each case, as adjusted pursuant to certain anti-dilution adjustments.

The shares of Convertible Preferred Stock were offered in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). These securities have not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

Registration Rights Agreement

Concurrently with the issuance of the Convertible Preferred Stock, the Company and the Purchaser expect to enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Purchaser (and certain permitted transferees) will have the right to require the Company to register for resale under the Securities Act shares of Common Stock issued upon conversion of the Convertible Preferred Stock and certain other shares of Common Stock held by the Purchaser and its affiliates as of the closing date of the Convertible Preferred Stock offering (collectively, the “Registrable Securities”). The Purchaser will have demand registration rights (not to exceed three Demand Requests (as defined in the Registration Rights Agreement) in any 365-day period), customary piggyback registration rights in connection with Company-initiated registrations, and the right to require the Company to use commercially reasonable efforts to maintain a continuously effective shelf registration statement on Form N-2 covering the Registrable Securities from and after the Registration Date until the Purchaser has sold all Registrable Securities. The Company Registration Rights Agreement will include customary indemnification and contribution provisions, which survive termination of the Registration Rights Agreement.

The descriptions above are only summaries of the material provisions of the Purchase Agreement and the Registration Rights Agreement and are qualified in their entirety by reference to the copies of the Purchase Agreement and the form of Registration Rights Agreement, which are filed as Exhibit 10.1 and included in Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Purchase Agreement and Registration Rights Agreement contain representations, warranties and covenants made by the respective parties to each other as of specified dates. The representations and warranties in such agreements were made solely for the benefit of the other parties thereto and may be subject to limitations agreed upon by the contracting parties. Investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances at the time they were made or at any other time.

Item 2.02.	Results of Operations and Financial Condition.

On May 11, 2026, the Company issued a press release (the “Press Release”) providing an overview of its results for the quarter ended March 31, 2026, recently implemented or approved stockholder support measures, and related matters. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 7.01.	Regulation FD Disclosure.

In the Press Release, the Company announced a cash distribution on the Common Stock totaling $0.42 per share, which will be paid on or about July 2, 2026 to stockholders of record as of the close of business on June 17, 2026.

The Company will make available under the “Events & Presentations” page within the “For Investors” section of the Company’s website (www.fskkrcapitalcorp.com) a presentation containing financial and operating information in advance of its previously announced May 11, 2026 conference call.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to future events or the future performance or operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, geo-political risks, natural disasters or pandemics, future changes in laws or regulations and conditions in the Company’s operating area, and the price at which shares of Common Stock may trade on the New York Stock Exchange. Some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1*	Purchase Agreement, dated as of May 10, 2026, by and between the Company and KKR Alternative Assets L.P.

99.1	Press Release, dated May 11, 2026 (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*     Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp.

Date: May 11, 2026	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel and Secretary